As filed with the Securities and Exchange Commission on October 31, 2007

Registration No. 333- __________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELTEK, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1252625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13880 Dulles Corner Lane

Herndon, VA 20171

Tel: (703) 734-8606

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Deltek, Inc. Amended and Restated 2005 Stock Option Plan

Deltek, Inc. 2007 Stock Incentive and Award Plan

Deltek, Inc. Employee Stock Purchase Plan

(Full title of the plans)

David R. Schwiesow

Senior Vice President, General Counsel and Secretary

Deltek, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

(703) 734-8606

(703) 880-0260

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	6,281,518 (2)	$ 9.43 (3)	$59,234,714.74	$1,818.51
Common Stock, par value $0.001 per share	675,900 (4)	$18.00 (5)	$12,166,200.00	$ 373.50
Common Stock, par value $0.001 per share	750,000 (6)	$16.20 (7)	$12,150,000.00	$ 373.01
Total	7,707,418		$83,550,914.74	$2,565.02

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall cover any additional shares of Deltek, Inc.’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the Deltek, Inc. Amended and Restated 2005 Stock Option Plan (the “2005 Plan”), the Deltek, Inc. 2007 Stock Incentive and Award Plan (the “2007 Plan”) and the Deltek, Inc. Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.

(2)	Represents the number of shares of Common Stock issuable upon exercise of options that have been granted under the 2005 Plan and the 2007 Plan and are not being sold under our Registration Statement on Form S-1 (File No. 333-142737) (“Form S-1 Registration Statement”).

(3)	Represents the weighted average exercise price (rounded to the nearest cent) for such outstanding options pursuant to
Rule 457(h) under the Securities Act. The offering price is estimated solely for purposes of calculating the registration fee.

(4)	Represents the aggregate number of shares available for future issuance under the 2007 Plan. No further grants are being made under the 2005 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of $18.00 per share, the Initial Public Offering Price for the shares being sold under our Form S-1 Registration Statement (the “Market Price”).

(6)	Represents the aggregate number of shares available for future issuance under the ESPP.

(7)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of $16.20 per share, which is 90% of the Market Price. The purchase price of a share of common stock under the ESPP has been set by the board of directors as 90% of the fair market value of a share of common stock for all offering periods until otherwise modified.

EXPLANATORY NOTE

This Registration Statement is filed by Deltek, Inc. (“Deltek” or the “Registrant”), relating to an aggregate of 7,707,418 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Deltek, Inc. Amended and Restated 2005 Stock Option Plan (the “2005 Plan”), the Deltek, Inc. 2007 Stock Incentive and Award Plan (the “2007 Plan”) and the Deltek, Inc. Employee Stock Purchase Plan (the “ESPP”). The purpose of this Form S-8 is to register the aforementioned 7,707,418 shares on this Form S-8.

PART I

The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. Such documents are not required to be filed with the Commission but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

References to “us,” “our,” “we” and “the Company” shall mean Deltek, Inc., a Delaware corporation.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

(a) The Registrant’s Form S-1 (Registration No. 333-142737), first filed by the Registrant with the Commission under the Securities Act on May 8, 2007, as amended (the “Deltek Form S-1”).

(b) The description of the Registrant’s Common Stock under the heading “Description of Capital Stock” contained in the Deltek Form S-1.

(c) In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our shareholders for breach of their fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our shareholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of any law;

•	from authorizing illegal dividends or redemptions; and

•	from any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide that we will fully indemnify any person who was or is a party, or is threatened to be made a party, or is involved in any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that the person is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred or suffered by the person in connection with the action, suit or proceeding. Delaware law also provides that indemnification permitted under law is not to be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation’s bylaws, any agreement, a vote of shareholders or otherwise.

We are authorized to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his actions, regardless of whether Delaware law would permit indemnification. We have obtained liability insurance for our officers and directors.

At present, we are not the subject of any pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification or advancement of expenses will be required or permitted under our bylaws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

See Index to Exhibits.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on this October 31, 2007.

DELTEK, INC.
By:	/S/ KEVIN T. PARKER
Kevin T. Parker Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each director of DELTEK, INC. whose signature appears below hereby appoints Kevin T. Parker, James C. Reagan and David R. Schwiesow and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments and any additional registration statement pursuant to General Instruction E of Form S-8, to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities of this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/S/ KEVIN T. PARKER Kevin T. Parker	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 31, 2007

/S/ JAMES C. REAGAN James C. Reagan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 31, 2007

/S/ MICHAEL B. AJOUZ Michael B. Ajouz	Michael B. Ajouz (Director)	October 31, 2007

/S/ NANCI E. CALDWELL Nanci E. Caldwell	Nanci E. Caldwell (Director)	October 31, 2007

/S/ KATHLEEN DELASKI Kathleen deLaski	Kathleen deLaski (Director)	October 31, 2007

/S/ JOSEPH M. KAMPF Joseph M. Kampf	Joseph M. Kampf (Director)	October 31, 2007

/S/ STEVEN B. KLINSKY Steven B. Klinsky	Steven B. Klinsky (Director)	October 31, 2007

/S/ ALBERT A. NOTINI Albert A. Notini	Albert A. Notini (Director)	October 31, 2007

/S/ JANET R. PERNA Janet R. Perna	Janet R. Perna (Director)	October 31, 2007

/S/ ALOK SINGH Alok Singh	Alok Singh (Director)	October 31, 2007

INDEX TO EXHIBITS

Exhibit Number	Description of Documents

4.1	Certificate of Incorporation of Deltek, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.2	Bylaws of Deltek, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 3 to Form S-1 (Registration No. 333-142737) filed October 2, 2007)

4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.4	Shareholders’ Agreement, dated as of April 22, 2005, among Deltek Systems, Inc., the deLaski Shareholders and the persons listed on the signature pages thereto (and for purposes of Sections 3.3 and 3.4, New Mountain Partners II, L.P., New Mountain Affiliated Investors II, L.P. and Allegheny New Mountain Partners, L.P.) (incorporated by reference to Exhibit 9.1 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.5	Form of Joinder Agreement to the Shareholders’ Agreement (incorporated by reference to Exhibit 9.2 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.6	Form of Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.3 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.7	Form of Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.4 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.8	Joinder Agreement to the Shareholder’s Agreement between Kevin T. Parker and Deltek Systems, Inc., dated December 29, 2005 (incorporated by reference to Exhibit 9.5 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.9	Amendment No. 1 to Shareholder’s Agreement between Deltek Systems, Inc. and Joseph M. Kampf, dated September 14, 2006 (incorporated by reference to Exhibit 9.6 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.10	Form of 2007 Optionee Shareholder’s Agreement (incorporated by reference to Exhibit 9.7 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.11	Form of Amendment to Director Shareholder’s Agreement (incorporated by reference to Exhibit 9.8 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.12	Form of Amendment No. 1 to the Shareholder’s Agreement (incorporated by reference to Exhibit 9.9 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.13	2007 Stock Incentive and Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.14	Amended and Restated 2005 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.15	Deltek, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.16	First Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006 (incorporated by reference to Exhibit 10.7 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.17	Second Stock Option Agreement between Kevin T. Parker and Deltek Systems, Inc., dated September 28, 2006 (incorporated by reference to Exhibit 10.8 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.18	First Stock Option Agreement between James C. Reagan and Deltek Systems, Inc., dated November 3, 2005 (incorporated by reference to Exhibit 10.10 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.19	Second Stock Option Agreement between James C. Reagan and Deltek Systems, Inc., dated November 3, 2005 (incorporated by reference to Exhibit 10.11 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

Exhibit Number	Description of Documents

4.20	First Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.13 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.21	Amendment to Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.14 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.22	Second Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.15 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.23	Third Stock Option Agreement between David R. Schwiesow and Deltek Systems, Inc., dated January 24, 2007 (incorporated by reference to Exhibit 10.16 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.24	First Stock Option Agreement between William D. Clark and Deltek Systems, Inc., dated November 3, 2005 (incorporated by reference to Exhibit 10.18 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.25	Second Stock Option Agreement between William D. Clark and Deltek Systems, Inc., dated November 3, 2005 (incorporated by reference to Exhibit 10.19 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.26	First Stock Option Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.22 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.27	Amendment to Stock Option Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.23 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.28	Second Stock Option Agreement between Richard M. Lowenstein and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.24 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.29	First Stock Option Agreement between Carolyn J. Parent and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.26 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.30	Amendment to Stock Option Agreement between Carolyn J. Parent and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.27 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.31	Second Stock Option Agreement between Carolyn J. Parent and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.28 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.32	Stock Option Agreement between Holly C. Kortright and Deltek Systems, Inc., dated December 20, 2006 (incorporated by reference to Exhibit 10.30 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.33	Second Stock Option Agreement between Holly C. Kortright and Deltek Systems, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.31 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.34	Form of Stock Option Agreement between Eric J. Brehm and Deltek Systems, Inc. (incorporated by reference to Exhibit 10.32 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.35	Form of Stock Option Agreement between Richard P. Lowrey and Deltek Systems, Inc. (incorporated by reference to Exhibit 10.35 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.36	Stock Option Agreement between Richard P. Lowrey and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.38 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

Exhibit Number	Description of Documents

4.37	Form of Director Stock Option Agreement issued under the Amended and Restated 2005 Stock Option Plan (incorporated by reference to Exhibit 10.41 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.38	Form of Amendment to Director Stock Option Agreement (incorporated by reference to Exhibit 10.42 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.39	Form of Director Stock Option Agreement issued under the Amended and Restated 2005 Stock Option Plan (one-year vesting) (incorporated by reference to Exhibit 10.43 to the Registrant’s Form S-1 (Registration No. 333-142737) filed on May 8, 2007)

4.40	Third Stock Option Agreement between Kevin T. Parker and Deltek, Inc., dated June 11, 2007 (incorporated by reference to Exhibit 10.77 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.41	Third Stock Option Agreement between James C. Reagan and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.78 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.42	Fourth Stock Option Agreement between David R. Schwiesow and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.79 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.43	Third Stock Option Agreement between William D. Clark and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.80 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.44	Third Stock Agreement between Richard M. Lowenstein and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.81 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.45	Third Stock Option Agreement between Carolyn J. Parent and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.82 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.46	Stock Option Agreement between Eric J. Brehm and Deltek, Inc., dated May 24, 2007 (incorporated by reference to Exhibit 10.83 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

4.47*	Form of 2005 Plan Stock Option Agreement

4.48	Form of 2007 Plan Option Agreements (incorporated by reference to Exhibit 10.84 to the Registrant’s Amendment No. 1 to Form S-1 (Registration No. 333-142737) filed on August 21, 2007)

5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*  Filed herewith.